ORTON & COMPANY
                          Certified Public Accountants
                           A Professional Corporation

                          50 West Broadway, Suite 1130
                           Salt Lake city, Utah 84101
                                 (801) 537-7044
                               Fax (801) 363-0615




March 8, 2000


Securities & Exchange Commission
Washington, D.C.

Gentlemen:

I have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on March 8, 2000 filed by our former client, Global Web, Inc. I agree with the statements made in response to that item insofar as they relate to my firm.

Sincerely,

/s/Orton & Company
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Orton & Company